Exhibit 10.1

© Copyright 1999 Commercial Brokers Association All Rights Reserved

SUBLEASE AGREEMENT DK/Impco-Meteor Sub_Ls 0605	CBA Form SUB-LS Sublease Agreement Rev. 12/99 Page 1 of 11

THIS SUBLEASE AGREEMENT (the “Sublease”) is DATED June 16, 2005 FOR REFERENCE PURPOSES ONLY between Impco Technologies, Inc. (“Tenant”) and Meteor Communications Corporation, a Washington corporation (“Subtenant”)

Tenant entered into a lease (the “Master Lease”) with Property Reserve, Inc. as landlord (“Landlord”), dated July 18, 2001, leasing the premises legally described on EXHIBIT B-1 OF THE MASTER LEASE (“Master Premises”). A copy of the Master Lease, including all amendments, is attached as Exhibit 1, Tenant and Subtenant agree as follows:

1.	SUBLEASE SUMMARY

a. Subleased Premises. Tenant SUBleases to Subtenant and Subtenant SUBleases from Tenant THE ENTIRE Master Premises consisting of an agreed area of approximately 25,550 rentable square feet LOCATED AT 22614 66TH AVENUE SOUTH.

b. Sublease Commencement Date. The Sublease shall commence on August 1, 2005 or such earlier or later date as provided in Section 2 (the “Sublease Commencement Date”).

c. Sublease Termination Date. The Sublease shall terminate at midnight on September 30, 2011 or one day prior to the termination date of the Master Lease, whichever is earlier, unless sooner terminated in accordance with the terms of this Sublease (the “Sublease Termination Date”).

d. Base Rent. Subtenant shall pay to Tenant base monthly rent (check one): ☐ of $              , or ☒ according to the Rent Rider attached hereto. Rent shall be payable at Tenant’s address shown below, or such other place designated in writing by Tenant.

e. Prepaid Rent. Upon execution of this Sublease, Subtenant shall deliver to Tenant the sum of $ 14,500.00 as prepaid rent, to be applied to the Rent due for the fourth month(s) of the Sublease.

f. Security Deposit. Upon execution of this Sublease, Subtenant shall deliver to Tenant a security deposit in the amount of $ 16,405.00.

g. Permitted Use. The Subleased Premises shall be used only for manufacturing, warehousing and distribution of radio communications products and related administrative functions and for no other business or purpose without the prior written consent of Tenant.

h. Notice and Payment Addresses:

Tenant: Impco Technologies, 16804 Gridley Place, Cerritos, CA 90703

Phone: 562-860-6666 Fax: 562-860-5106

Subtenant: Meteor Communications, 22614 66th Avenue South, Kent, WA 98032

Phone: 253-872-2521 Fax: 253-872-7662

i. Subtenant’s Sublease Share. Subtenant’s Sublease Share of any operating costs, additional rent, or other amounts payable by Tenant under the Master Lease is 100 % of such amounts, based upon the ratio of the agreed rentable area of the Subleased Premises to the agreed rentable area of the Master Premises.

J. SUBTENANT SHALL BE GRANTED ONE (1) WEEK EARLY OCCUPANCY FREE OF CHARGE FOR SET UP AND FIXTURING PURPOSES IN SO LONG AS TENANT HAS MET ALL OCCUPANCY REQUIREMENTS OF THIS SUBLEASE AGREEMENT.

2.	TERM

a. Commencement Date. Subtenant acknowledges that Tenant may need to receive Landlord’s consent to this Sublease as provided in Section 19 below prior to Subtenant occupying the Subleased Premises, and Subtenant

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shall not occupy the Subleased Premises without the prior written consent of Tenant. If Subtenant occupies the Subleased Premises before the Sublease Commencement Date, then the Sublease Commencement Date shall be the date of occupancy. If Tenant acts diligently to make the Subleased Premises available to Subtenant neither Tenant nor any agent or employee of Tenant shall be liable for any damage or loss due to Tenant’s inability or failure to deliver possession of the Premises to Tenant as provided in this Sublease. In such case, the rent shall abate until delivery of possession, but the Sublease Termination Date shall not be extended by such delay. Notwithstanding the foregoing, if Tenant has not delivered possession to Subtenant within              days (60 days if not filled in) after the Sublease Commencement Date, Subtenant may elect to cancel this Sublease by giving written notice to Tenant within 10 days after such time period ends. If Subtenant gives such notice, this Sublease shall be canceled, all prepaid rent and security deposits shall be refunded to Subtenant, and neither Tenant nor Subtenant shall have any further obligations to the other.

b. Tenant Obligations. Except as specified elsewhere in this Sublease, Tenant makes no representations or warranties to Subtenant regarding the Subleased Premises, including the structural condition of the Subleased Premises and the condition of all mechanical, electrical, and other systems on the Subleased Premises. Attached Exhibit 4 sets forth all work to be complete by Tenant, if any, and all tenant improvements to be completed by Subtenant, which is to be performed on the Subleased Premises. Responsibilities for design, payment and performance of all such work shall be as set forth on attached Exhibit 4. Except for any tenant improvements described on attached Exhibit 4 to be completed by Tenant, Subtenant shall be responsible for performing any work necessary to bring the Subleased Premises into condition satisfactory to Subtenant. By signing this Sublease, Subtenant acknowledges that it has had adequate opportunity to investigate the Subleased Premises, acknowledges responsibility for making any corrections, alterations and repairs to the Subleased Premises (other than the Tenant’s work in Exhibit 4), and acknowledges that the time needed to complete any such items shall not delay the Sublease Commencement Date.

3.	RENT. Subtenant shall pay Tenant without demand, deduction or offset, in lawful money of the United States, the monthly rental stated in Section 1(d) in advance on or before the first day of each month during the Sublease Term beginning on (check one); ☒ the Commencement Date, or ☐ (specify, but if no date specified, then on the Commencement Date), and any other additional payments due to Tenant (collectively the “Rent”) when required under this Sublease Payments for any partial month at the beginning or end of the Sublease term shall be prorated.

If any sums payable by Subtenant to Tenant under this Lease are not received within five (5) days of their due date, Subtenant shall pay Tenant in addition to the amount due, for the cost of collecting and handling such late payment, an amount equal to the sum which would be payable by Tenant to the Landlord for an equivalent default under the Master Lease or 5% of the delinquent amount, whichever is greater. In addition, all delinquent sums not paid by Subtenant within five (5) days of the due date shall, at Tenant’s option, bear interest at the rate the Tenant would pay the Landlord under the Master Lease for an equivalent default or the highest rate of interest allowable by law, whichever is less. Interest on all delinquent amounts shall be calculated from the original due date to the date of payment.

Tenant’s acceptance of less than the full amount of any payment due from Subtenant shall not be deemed an accord and satisfaction or compromise of such payment unless Tenant specifically consents in writing to payment of such lesser sum as an accord and satisfaction or compromise of the amount which Tenant claims.

4.	MASTER LEASE. Tenant represents to Subtenant: (a) that Tenant has delivered to Subtenant a full and complete copy of the Master Lease and all other agreements between Landlord and Tenant relating to the leasing, use, and occupancy of the Subleased Premises and (b) that no event of default has occurred under the Master Lease and no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or expiration of the period of time to cure. Tenant shall not agree to an amendment to the Master Lease which would have an adverse effect on Tenant’s occupancy of the Subleased Premises or its use of the Subleased Premises for their intended purpose, without obtaining Subtenant’s prior written approval which shall not be unreasonably withheld, conditioned, or delayed. Subtenant represents that it has read and is familiar with the terms of the Master Lease.

This Sublease is subject and subordinate to the Master Lease. If the Master Lease terminates, this Sublease shall terminate. Tenant and Subtenant shall not, by their omission or act, do nor permit anything to be done which would cause a default under the Master Lease. If the Master Lease terminates or is forfeited as a result of a default or breach by Tenant or Subtenant under this Sublease and/or the Master Lease, then the defaulting party

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shall be liable to the non-defaulting party for the damage suffered as a result of such termination or forfeiture. Tenant shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of the Subtenant.

All the terms, covenants and conditions contained in the Master Lease are incorporated into and made a part of this Sublease as if Tenant were the landlord under the Master Lease, the Subtenant were the tenant under the Master Lease, and the Subleased Premises were the Master Premises except as may be inconsistent with the terms contained in this Sublease and the following: Section 7 Paragraph #3 DS 6/23/05

5.	ADDITIONAL CHARGES. If Tenant shall be charged for additional rent or other sums pursuant to the provisions of the Master Lease, Subtenant shall be liable for its Sublease Share, stated in Section 1 (i) above, of such additional rent or sums, including without limitation, payments for taxes, common area maintenance charges, or operating expenses. If any such rent or sums shall be due to excessive use by Subtenant of utilities or services provided to the Subleased Premises, as reasonably determined by Tenant, such excess shall be paid in its entirety by Subtenant. If Subtenant shall procure any additional service for the Subleased Premises, including but not limited to after-hour HVAC services, Subtenant shall pay for same at the rates charged by Landlord and shall make such payment to Tenant or Landlord, as Tenant shall direct. Any rent or other sums payable by Subtenant under this Section shall be additional rent and paid to Tenant no later than five (5) days before they are due from Tenant to Landlord. If Tenant shall receive any refund for additional rent or sums paid under the Master Lease, Subtenant shall be entitled to the return of so much thereof as shall be attributable to prior payments by Subtenant. Tenant shall, upon request by Subtenant, furnish Subtenant with copies of all statements submitted by Landlord of actual or estimated additional rent or sums.

Notwithstanding anything herein contained, the only services or utilities to which Subtenant is entitled under this Sublease are those to which Tenant is entitled under the Master Lease.

6.	ALTERATIONS. Subtenant may make alterations, additions or improvements to the Subleased Premises, including any of Subtenant’s work identified on attached Exhibit 4 (“Alterations”), with the prior written consent of Tenant The term “Alterations” shall not include the installation of shelves, movable partitions, Subtenant’s equipment, and trade fixtures which may be performed without damaging existing improvements or the structural integrity of the Subleased Premises, and Tenant’s consent shall not be required for Subtenant’s installation of those items except to the extent Tenant must obtain the consent of Landlord for such installations Subtenant shall complete all Alterations at Subtenant’s expense in compliance with all applicable laws and in accordance with plans and specifications approved by Tenant, using contractors approved by Tenant, and in a manner so as to not unreasonably interfere with other tenants. Tenant shall be deemed the owner of all Alterations except for those which Tenant requires to be removed at the end of the Sublease term. Subtenant shall remove all Alterations at the end of the Sublease term unless Tenant conditioned its consent upon Subtenant leaving a specified Alteration at the Subleased Premises, in which case Subtenant shall not remove such Alteration. Subtenant shall immediately repair any damage to the Subleased Premises caused by removal of Alterations.

7.	REPAIRS AND MAINTENANCE. Subtenant shall, at its sole expense, maintain the Premises in good condition and promptly make all repairs and replacements, PER TENANT’S RESPONSIBILITIES UNDER THE MASTER LEASE. Subtenant shall not damage any demising wall or disturb the structural integrity of the Subleased Premises and shall promptly repair any damage or injury done to any such demising walls or structural elements caused by Subtenant or its employees, agents, contractors, or invitees. If Subtenant fails to maintain or repair the Subleased Premises, Tenant may enter the Subleased Premises and perform such repair or maintenance on behalf of Subtenant. In such case, Subtenant shall be obligated to pay to Tenant immediately upon receipt of demand for payment, as additional Rent, all costs incurred by Tenant. Tenant shall only be obligated to repair or maintain those portions of the Subleased Premises as provided in the Master Lease. Tenant shall not be required to perform changes to the Subleased Premises because of the enactment of any law, ordinance, regulation or code during the Sublease term. Notwithstanding anything in this Section to the contrary, Subtenant shall not be responsible for any repairs to the Subleased Premises made necessary by the acts of Tenant, Landlord or their agents, employees, contractors or invitees.

Upon expiration of the Subleased Lease term, whether by lapse of time or otherwise, Subtenant shall promptly and peacefully surrender the Subleased Premises, together with all keys, to Tenant in as good condition as when received by Subtenant or as thereafter improved, reasonable wear and tear and insured casualty excepted.

© Copyright 1999 Commercial Brokers Association All Rights Reserved

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8.	ACCESS AND RIGHT OF ENTRY. After reasonable notice from Tenant (except in cases of emergency, where no notice is required), Subtenant shall permit Tenant and/or Landlord and their agents, employees and contractors to enter the Subleased Premises at all reasonable times to make repairs, alterations, improvements or inspections. This Section shall not impose any repair or other obligation upon Tenant not expressly stated elsewhere in this Sublease. After reasonable notice to Subtenant, Tenant and/or Landlord shall have the right to enter the Subleased Premises for the purpose of showing the Subleased Premises to prospective purchasers or lenders at any time, and to prospective tenants within 180 days prior to the expiration or sooner termination of the Sublease term.

9.	DESTRUCTION OR CONDEMNATION.

a. Damage and Repair. If Landlord or Tenant terminate the Master Lease based on casualty to the property in accordance with the Master Lease, this Sublease shall terminate on the same date. If the Subleased Premises or the portion of the property necessary for Subtenant’s occupancy are damaged, destroyed or rendered untenantable, by fire or other casualty, Tenant may, at its option: (a) terminate this Sublease, or (b) restore the Subleased Premises and the portion of the property necessary for Subtenant’s occupancy to their previous condition. Provided, however, if such casualty event occurs during the last 6 months of the Sublease term (after considering any option to extend the term timely exercised by Subtenant) then either Subtenant or Tenant may elect to terminate this Sublease. If, within 60 days after receipt by Tenant from Subtenant of written notice that Subtenant deems the Subleased Premises or the portion of the property necessary for Tenant’s occupancy untenantable, Tenant fails to notify Subtenant of its election to restore those areas, or if Tenant is unable to restore those areas within six (6) months of the date of the casualty event, then Subtenant may elect to terminate this Sublease.

If Tenant restores the Subleased Premises or the property under this Section 9(a) Tenant shall proceed with reasonable diligence to complete the work, and the base Rent shall be abated in the same proportion as the untenantable portion of the Subleased Premises bears to the whole Subleased Premises, provided that there shall be a rent abatement only if the damage or destruction of the Subleased Premises or the property did not result from, or was not contributed to directly or indirectly by the act, fault or neglect of Subtenant, or Subtenant’s officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors Provided, if Tenant complies with its obligations under this Section, no damages, compensation or claim shall be payable by Tenant for inconvenience, loss of business or annoyance directly, incidentally or consequentially arising from any repair or restoration of any portion of the Subleased Premises or the property. Tenant is not obligated to carry insurance of any kind for the protection of Subtenant or any improvements paid for by Subtenant or Tenant on Subtenant’s furniture or on any fixtures, equipment, improvements or appurtenances of Subtenant under this Lease, and Tenant shall not be obligated to repair any damage thereto or replace the same unless the damage is caused by Tenant’s negligence.

b. Condemnation. If the Landlord or Tenant terminate the Master Lease based on a provision in the Master Lease relating to eminent domain or conveyance under threat of condemnation, this Sublease shall terminate on the same date. If the Subleased Premises, the portion of the property necessary for Subtenant’s occupancy, or 50% or more of the rentable area of the property are made untenantable by eminent domain, or conveyed under a threat of condemnation, this Sublease shall terminate at the option of Tenant or Subtenant as of the earlier of the date title vests in the condemning authority or the condemning authority first has possession of the portion of the property and all Rents and other payments shall be paid to that date. In case of taking of a part of the Subleased Premises or the portion of the property necessary for Subtenant’s occupancy that does not render those areas untenantable, then this Sublease shall continue in full force and effect and the base Rent shall be equitably reduced based on the proportion by which the floor area of any structures is reduced, such reduction in Rent to be effective as of the earlier of the date the condemning authority first has possession of such portion or title vests in the condemning authority. The Subleased Premises or the portion of the property necessary for Subtenant’s occupancy shall not be deemed untenantable if less than twenty-five percent (25%) of each of those areas are condemned. As between Tenant and Subtenant, Tenant shall be entitled to the entire award from the condemning authority attributable to the value of the Subleased Premises or the property and Tenant shall make no claim for the value of its leasehold. Subtenant shall be permitted to make a separate claim against the condemning authority for moving expenses or damages resulting from interruption in its business, provided that in no event shall Subtenant’s claim reduce Landlord’s or Tenant’s award.

10.	INSURANCE. Subtenant shall procure and maintain, at its own cost and expense, such liability insurance as is

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required to be carried by Tenant under the Master Lease, naming Tenant, as well as Landlord, in the manner required therein, and such property insurance as is required to be carried by Tenant under the Master Lease to the extent such property insurance pertains to the Subleased Premises. If the Master Lease requires Tenant to insure leasehold improvements or alterations, then Subtenant shall insure such leasehold improvements which are located in the Subleased Premises, as well as alterations in the Subleased Premises made by Subtenant. Subtenant shall furnish to Tenant a certificate of Subtenant’s insurance required hereunder not later than ten (10) days prior to Subtenant’s taking possession of the Subleased Premises. Tenant shall carry insurance as required by the Master Lease and shall not be obligated to carry fire or other insurance which the Landlord is obligated to carry under the Master Lease.

Tenant and Subtenant hereby release each other and any other tenant, their agents or employees, from responsibility for and waive their entire claim of recovery for any loss or damage arising from any cause covered by insurance required to be carried by each of them. Each party shall provide notice to the Insurance carrier or carriers of this mutual waiver of subrogation, and shall cause its respective insurance carriers to waive all rights of subrogation against the other. This waiver shall not apply to the extent of the deductible amounts to any such policies or to the extent of liabilities exceeding the limits of such policies. Tenant agrees to use reasonable efforts to obtain from Landlord the same waiver of claims for any loss or damage arising from any cause covered by insurance required to be carried by Landlord under the Master Lease and, if and to the extent of such waiver by Landlord, Subtenant agrees to the same waiver.

11.	ASSIGNMENT AND SUBLETTING. Subtenant shall not assign, sublet, encumber or otherwise transfer any interest in this Sublease or any part of the Subleased Premises (collectively referred to as a “Transfer”), without first obtaining the written consent of Tenant, which shall not be unreasonably withheld or delayed. Tenant may condition its consent on obtaining any required consent from Landlord, Subtenant satisfying any conditions on the Transfer imposed by Landlord, and such other reasonable conditions that Tenant may impose. No Transfer shall relieve Subtenant of any liability under this Sublease notwithstanding Tenant’s consent to such Transfer. Consent to any Transfer shall not operate as a waiver of the necessity for Tenant’s consent to any subsequent Transfer.

If Subtenant is a partnership, limited liability company, corporation, or other entity, any transfer of this Sublease by merger, consolidation, redemption or liquidation, or any change(s) in the ownership of, or power to vote, which singularly or collectively represents a majority of the beneficial interest in Subtenant, shall constitute a Transfer.

As a condition to the Landlord’s and Tenant’s approval, if given, any potential assignee or sublessee otherwise approved shall assume all obligations of Subtenant under this Sublease and shall be jointly and severally liable with Subtenant and any guarantor, if required, for the payment of Rent and other charges due hereunder and performance of all terms of this Sublease. In connection with any Transfer, Subtenant shall provide Landlord and Tenant with copies of all assignments, subleases and assumption instruments.

12.	MORTGAGE SUBORDINATION AND ATTORNMENT. This Sublease shall automatically be subordinate to any mortgage or deed of trust created by Landlord to the extent the Master Lease is subordinate to the same mortgage or deed of trust (“Landlord’s Mortgage”) and Subtenant shall attorn on the same terms and conditions as the Tenant in the Master Lease, provided Subtenant shall enjoy the terms and conditions relating to such subordination and attornment to the same extent Tenant does under the terms of the Master Lease.

13.	HOLDOVER. If Subtenant shall, without the written consent of Tenant, hold over after the expiration or termination of the Sublease Term, such tenancy shall be deemed to be on a month-to-month basis and may be terminated according to Washington law Unless a different rate is agreed upon by Tenant, Subtenant agrees to pay to Tenant 125% the rate of rental last payable under this Sublease or the holdover rental rate provided in the Master Lease, whichever is greater, during such holdover tenancy. All other terms of the Sublease shall remain in effect.

14.	NOTICES. All notices under this Sublease shall be in writing and effective (i) when delivered in person, (ii) three (3) days after being sent by registered or certified mail to Tenant or Subtenant, as the case may be, at the Notice Addresses set forth in Section 1(h); or (iii) upon confirmed transmission by facsimile to such persons at the facsimile numbers set forth in Section 1(h) or such other addresses/facsimile numbers as may from time to time be designated by such parties in writing. Tenant and Subtenant each agree to immediately deliver a copy of any notice that they receive from or deliver to Landlord concerning the Subleased Premises, the Master Premises, the Master Lease, or this Sublease.

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15.	ESTOPPEL CERTIFICATES. Upon the written request of Tenant, Subtenant shall deliver to Tenant and/or Landlord or their designee a written estoppel certificate on the same terms and conditions as required by Tenant under the Master Lease.

16.	GENERAL.

a. Heirs and Assigns. This Sublease shall apply to and be binding upon Tenant and Subtenant and their respective heirs, executors, administrators, successors and assigns.

b. Brokers’ Fees. Subtenant represents and warrants to Tenant that it has not engaged any broker, finder or other person who would be entitled to any commission or fees for the negotiation, execution, or delivery of this Sublease other than as disclosed elsewhere in this Sublease. Subtenant shall indemnify and hold Tenant harmless against any loss, cost, liability or expense incurred by Subtenant as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Subtenant. This subsection shall not apply to brokers with whom Tenant has an express written brokerage agreement.

c. Entire Agreement. This Sublease, which incorporates the Master Lease, contains all of the covenants and agreements between Tenant and Subtenant relating to the Subleased Premises. No prior or contemporaneous agreements or understanding pertaining to the Sublease shall be valid or of any force or effect and the covenants and agreements of this Sublease shall not be altered, modified, or added to except in writing signed by Tenant and Subtenant.

d. Severability. Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Sublease.

e. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Washington.

f. Memorandum of Sublease. Except for the pages containing the Commission Agreement, the legal descriptions, and the signatures of the Tenant and Subtenant (all of which may be recorded by Tenant’s Broker), this Sublease shall not be recorded. However, if permitted by the Master Lease, Tenant and Subtenant shall, at the other’s request, execute and record a memorandum of Sublease in recordable form that identifies Tenant and Subtenant, the commencement and termination dates of the Sublease, and the legal description of the Master Premises and Subleased Premises.

g. Submission of Sublease Form Not an Offer. One party’s submission of this Sublease to the other for review shall not constitute an offer to sublease the Subleased Premises. This Sublease shall not become effective and binding upon Tenant and Subtenant until it has been fully signed by both Tenant and Subtenant, and consented to by Landlord (if required by the Master Lease).

h. Authority of Parties. Any individual signing this Sublease on behalf of an another represents and warrants to the other that such individual has authority to do so and, upon such individual’s execution, that this Sublease shall be binding upon and enforceable against the party on behalf of whom such individual is signing.

17.	EXHIBITS AND RIDERS. The following exhibits and riders are made a part of this Sublease:

Exhibit 1	Master Lease
Exhibit 42	Tenant Improvement Schedule
EXHIBIT 3	SUBLEASE CONSENT
EXHIBIT 4	ITEMIZATION OF FURNITURE AND EQUIPMENT
Other:	Rent Rider

18.	AGENCY DISCLOSURE. At the signing of this Sublease,

Tenant’s Agent Doug Klein and Richard Davidson of GVA Kidder Mathews

(Insert name of Licensee and Company name as licensed)

represented Tenant

(Insert Tenant, Subtenant, both Tenant and Subtenant, or neither Tenant nor Subtenant)

and Subtenant’s Licensee Kermit Jorqensen of Neil Walter Company

(Insert name of Licensee and Company name as licensed)

represented Subtenant

(Insert Tenant, Subtenant, both Tenant and Subtenant, or neither Tenant nor Subtenant)

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If Tenant’s Agent and Subtenant’s Licensee are different salespersons affiliated with the same Broker, then both Tenant and Subtenant confirm their consent to that Broker acting as a dual agent. If Tenant’s Agent and Subtenant’s Licensee are the same salesperson representing both parties, then both Tenant and Subtenant confirm their consent to that salesperson and his/her Broker acting as dual agents. If Tenant’s Agent, Subtenant’s Licensee or their Broker are dual agents, Tenant and Subtenant consent to Tenant’s Agent, Subtenant’s Licensee and their Broker being compensated based on a percentage of the rent or as otherwise disclosed on an attached addendum. Neither Tenant’s Agent, Subtenant’s Licensee or their Broker(s) are receiving compensation from more than one party to this transaction unless otherwise disclosed on an attached addendum, in which case Tenant and Subtenant consent to such compensation. Tenant and Subtenant confirm receipt of the pamphlet entitled “The Law of Real Estate Agency”

19.	CONSENT BY LANDLORD. This Sublease shall be of no force or effect unless consented to by Landlord within THIRTY (30) days of execution, if such consent is required under the Master Lease. Tenant and Subtenant agree for the benefit of Landlord, that this Sublease and Landlord’s consent shall not (a) create privity of contract between Landlord and Subtenant; (b) be deemed to have amended the Master Lease in any regard (unless Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a consent by Landlord to any future assignment or subletting. Landlord’s consent shall, however, be deemed evidence of Landlord’s agreement that Subtenant may use the Subleased Premises for the purpose set forth in 1(g) and that Subtenant shall be entitled to the waiver of claims and of the right of subrogation as provided in Section 10, Insurance, above.

20.	COMMISSION AGREEMENT.

Tenant agrees to pay a commission to Tenant’s Broker (identified in the Agency Disclosure Section above) as follows

☐ $

☒ 7.5% of the AGGREGATE BASE RENT payable pursuant to this Sublease

☐ $              per square foot of the Subleased Premises

☐ Other

Tenant’s Broker ☐ shall ☒ shall not (shall not if not filled in) be entitled to a commission upon the extension by Subtenant of the Sublease term pursuant to any right reserved to Subtenant under the Sublease calculated ☐ as provided above or ☐ as follows              (if no box is checked, as provided above). Tenant’s Broker ☐ shall ☐ shall not (shall not if not filled in) be entitled to a commission upon any expansion of Subleased Premises pursuant to any right reserved to Subtenant under the Sublease, calculated ☐ as provided above or ☐ as follows              (if no box is checked, as provided above).

Any commission shall be earned upon occupancy of the Premises by Subtenant, and paid one-half upon execution of the Sublease and one-half upon occupancy of the Subleased Premises by Subtenant. Tenant’s Broker shall pay to Subtenant’s Broker (identified in the Agency Disclosure section above), the amount stated in a separate agreement between them or, if there is no agreement, $              / 66.6% (complete only one) of any commission paid to Tenant’s Broker, within five (5) days after receipt by Tenant’s Broker.

If any other lease or sale is entered into between Tenant and Subtenant pursuant to a right reserved to Subtenant under the Sublease, Tenant ☐ shall ☒ shall not (shall not if not filled in) pay an additional commission according to any commission agreement or, in the absence of one, according to Tenant’s Broker’s commission schedule in effect as of the execution of this Sublease. Tenant’s successor shall be obligated to pay any unpaid commissions upon any transfer of this Sublease and any such transfer shall not release the transferor from liability to pay such commissions.

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21.	BROKER PROVISIONS.

TENANT’S BROKER AND AGENT AND SUBTENANT’S BROKER AND LICENSEE HAVE MADE NO REPRESENTATIONS OR WARRANTIES CONCERNING THE SUBLEASED PREMISES, THE MEANING OF THE TERMS AND CONDITIONS OF THIS SUBLEASE, LANDLORD’S, TENANT’S OR SUBTENANT’S FINANCIAL STANDING, ZONING, COMPLIANCE OF THE SUBLEASED PREMISES WITH APPLICABLE LAWS, SERVICE OR CAPACITY OF UTILITIES, OPERATING EXPENSES, OR HAZARDOUS MATERIALS LANDLORD, TENANT AND SUBTENANT ARE EACH ADVISED TO SEEK INDEPENDENT LEGAL ADVICE ON THESE AND OTHER MATTERS ARISING UNDER THIS SUBLEASE.

TENANT		SUBTENANT
IMPCO TECHNOLOGIES, INC.		METEOR COMMUNICATIONS CORPORATION

TENANT		SUBTENANT

Thomas M. Costaleo		Don Sytsma
By:		By:

Chief Financial Officer		President
Its:		Its:

DATE:	6/27/05	DATE:	6/23/05

PROPERTY RESERVE, INC.

DATE:

© Copyright 1999 Commercial Brokers Association All Rights Reserved

SUBLEASE AGREEMENT (CONTINUED) DK/Impco-Meteor Sub_Ls 0605	CBA Form SUB-LS Sublease Agreement Rev. 12/99 Page 9 of 11

STATE OF WASHINGTON	)
) ss
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Don Sytsma is the person who appeared before me and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President/CEO of Meteor Communications Co. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED: 23 June 2005.

(Seal or stamp)
Printed Name: Sandra L Garl NOTARY PUBLIC in and for the State of Washington, residing at Qrting My Commission expires: 1/1/06

STATE OF CALIFORNIA	)
) ss.
COUNTY OF LOS ANGELES	)

I certify that I know or have satisfactory evidence that Thomas M. Costaleo is the person who appeared before me and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of IMCO Technologies, Inc., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED: 27 June, 2005.

(Seal or stamp)
Printed Name: Renuka Shah NOTARY PUBLIC in and for the State of California, residing at Upland, ex. My Commission expires: 1-16-2009

© Copyright 1999 Commercial Brokers Association All Rights Reserved

SUBLEASE AGREEMENT (CONTINUED) DK/Impco-Meteor Sub_Ls 0605	CBA Form SUB-LS Sublease Agreement Rev. 12/99 Page 10 of 11

EXHIBIT 1 MASTER LEASE

Please See Attached

SUBLEASE CONSENT

Property Reserve, Inc., a Utah Corporation (“Landlord”) has previously leased the premises commonly known as 22614 66th Avenue South, Kent, Washington (the “Premises”) to Impco Technologies. Inc. (“Tenant”) pursuant to that agreement dated July 30, 2001 (the “Lease”). Landlord hereby consents to the sublease of the Premises by Tenant to Meteor Communications Corporation (“Sublessee”) on the conditions stated herein. The terms of the Lease shall remain unaffected by such sublease (the “Sublease”) and the consent granted herein. Tenant shall remain fully liable for the faithful performance of all obligations imposed on Tenant by the Lease including the continued payment of rent and other monetary obligations as they accrue. The provisions of the Lease shall prevail in the event of any conflict with any provision of the Sublease. The consent granted herein is limited to the Sublease referred to herein and shall not be construed as a consent to any other sublease or assignment. This Consent to Sublease states the entire consent given by Landlord and shall not be amended, supplemented or otherwise modified except by a further writing signed by Landlord.

SUBLESSOR:
IMPCO TECHNOLOGIES, INC.

By:

Title:	Chief Financial Officer

Date:	27, June 2005

SUBLESSEE:
METEOR COMMUNICATIONS CORPORATION

By:

Title:	President

Date:	6/23/05

LANDLORD:
PROPERTY RESERVE, INC.

By:		By:

Title:	V.P.	Title:	Vice President

Date:	7-6-05	Date:	7/6/05